As filed with the Securities and Exchange Commission on May 12, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
STEEL VAULT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	11-2889809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(Address, including Zip Code, of Registrant’s Principal Executive Offices)
Steel Vault Corporation 2009 Stock Incentive Plan
(Full title of the plan)
William J. Caragol
Chief Executive Officer, President and
Acting Chief Financial Officer
Steel Vault Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(561) 805-8000
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Tammy Knight, Esq.
Holland & Knight LLP
One East Broward Boulevard, Suite 1300
Fort Lauderdale, Florida 33301
(954) 525-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

	Amount to	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	be Registered	Offering Price Per	Aggregate Offering	Registration
to be Registered	(1)	Share	Price	Fee
Common Stock, $0.01 par value per share	2,000,000	$0.36(2)	$720,000	$40.18

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), also covers an indeterminate number of additional shares which may be become issuable to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Pursuant to Rules 457(c) and 457(h)(1) of the Securities Act, the computation is based upon the average of the high ($0.36) and low ($0.36) prices for the common stock as quoted on the Over The Counter Bulletin Board on May 11, 2009, or $0.36, representing a maximum aggregate offering price of $720,000.

EXPLANATORY NOTE
Steel Vault Corporation (formerly known as IFTH Acquisition Corp.) (the “Company”) is filing this Registration Statement on Form S-8 to register 2,000,000 shares of common stock, par value $0.01 per share, of the Company underlying awards which may be granted pursuant to the Steel Vault Corporation 2009 Stock Incentive Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	The document(s) containing the information specified in this Part I of Form S-8 will be sent or given to participants of the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements, pursuant to Rule 424 of the Securities Act. Those documents and the documents incorporated by reference in this Registration Statement, pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed with the SEC by the Company are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:
•	The Company’s Annual Report on Form 10-K filed with the SEC on December 24, 2008 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The Company’s Current Report on Form 8-K filed with the SEC on October 29, 2008;

•	The Company’s Current Report on Form 8-K filed with the SEC on December 8, 2008;

•	The Company’s Current Report on Form 8-K filed with the SEC on December 11, 2008;

•	The Company’s Current Report on Form 8-K filed with the SEC on December 31, 2008;

•	The Company’s Quarterly Report on Form 10-Q filed with the SEC on February 17, 2009;

•	The Company’s Current Report on Form 8-K filed with the SEC on March 24, 2009;

•	The Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2009;

•	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents; and

•	The description of the common stock of the Company, under the heading “Description of Capital Stock” contained in the Company’s Registration Statement on Form S-1 (No. 333-25593), as amended from time to time.
For purposes of this Registration Statement, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this Registration Statement, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, deemed to constitute a part of this Registration Statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
          Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
          Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          Notwithstanding the instances outlined above where a corporation may indemnify its current and former directors and officers, a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such. Correspondingly, the Company has obtained insurance that insures its directors and officers against specified losses and that insures the Company against specific obligations to indemnify its directors and officers.
          The Company’s Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated By-laws provide that the Company will indemnify, to the fullest extent permitted by the provisions of Section 145 of the DGCL, any and all persons whom it has the power to indemnify under said section from and against all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The Company’s Second Amended and Restated By-Laws further provide that expenses incurred by an officer or director in defending any investigation, action or proceeding shall be paid by the Company in advance of the final disposition of such investigation, action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.
          As permitted by the DGCL, the Company’s Amended and Restated Certificate of Incorporation, as amended, provides that directors of the corporation shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the DGCL or (iv) for any transaction in which a director derives an improper personal benefit.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Steel Vault Corporation 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q previously filed by Steel Vault Corporation on May 12, 2009)

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)

23.2	Consent of Eisner LLP

23.3	Consent of J.H. Cohn LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)
Item 9. Undertakings
A.	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule

424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not disclosed previously in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on May 12, 2009.

STEEL VAULT CORPORATION
/s/ William J. Caragol
William J. Caragol
Chief Executive Officer, President and Acting Chief Financial Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints William J. Caragol his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and, stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent of any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ William J. Caragol William J. Caragol	Chief Executive Officer, President, Acting Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 12, 2009

/s/ Scott R. Silverman Scott R. Silverman	Chairman of the Board	May 12, 2009

/s/ Charles E. Baker, III Charles E. Baker, III	Director	May 12, 2009

/s/ Michael E. Krawitz Michael E. Krawitz	Director	May 12, 2009

/s/ Kevin H. McLaughlin Kevin H. McLaughlin	Director	May 12, 2009

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Steel Vault Corporation 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q previously filed by Steel Vault Corporation on May 12, 2009)

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)

23.2	Consent of Eisner LLP

23.3	Consent of J.H. Cohn LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)